                      SENIOR SECURED INCREASING RATE NOTE
                                    DUE 1996

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION FROM REGISTRATION, UNDER SAID ACT.


No. A-1                                                           August 7, 1995
$38,400,000.00                                                New York, New York



                 LOUISIANA RIVERBOAT GAMING PARTNERSHIP, a Louisiana general partnership, and ST. CHARLES GAMING COMPANY, INC., a Louisiana corporation (collectively, the "Issuers") for value received, hereby jointly and severally promise to pay to NOMURA HOLDING AMERICA, INC., or its registered assigns, on the Maturity Date (as defined in the Note Purchase Agreement referred to below) the principal amount of

               THIRTY EIGHT MILLION FOUR HUNDRED THOUSAND DOLLARS
                                ($38,400,000.00)

and to pay interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the principal amount from time to time remaining unpaid hereon at a rate per annum equal to 12% at the date hereof, which rate shall be increased by 0.25% on the date which is three months after such date of issuance and each subsequent date which is three months after the immediately preceding such increase date, such interest to be payable monthly in arrears on the first day of each month (each such date, commencing on the first day of the first full month after the Closing Date, an "Interest Payment Date"), and at maturity. The Issuers further agree, jointly and severally, to pay additional interest (a) on each Interest Payment Date commencing from on the first day of the tenth full month following the Closing Date in an aggregate amount equal to 7.5% of the sum of (i) the Consolidated Cash Flow of LRGP (each as defined in the Note Purchase Agreement) for the one month period ending on the last day of the second month prior to the month in which such Interest Payment Date occurs, and (ii) the Consolidated Cash Flow of SCGC (as defined in the Note Purchase Agreement) for the one month period ending on the last day of the second month prior to the month in which such interest payment date occurs, and (b) on the Maturity Date, in an aggregate amount equal to 7.5% of the sum of (i) 80% of the Consolidated Cash Flow of LRGP for the one month period ending on the last day of the second month prior to the month in which the Maturity Date occurs, (ii) the amount determined pursuant to subclause (i) of this clause (b) multiplied by a fraction, the numerator of which is the number of days in the period commencing on the beginning of the month in which the Maturity Date occurs to but excluding the Maturity Date (the "Stub Period"), and the denominator of which is 30, (iii) 80% of the Consolidated Cash Flow of SCGC for the one month period ending on the last day of the second month prior to the month in which the Maturity Date occurs and (iv) the amount determined pursuant to subclause (iii) of this clause (b) multiplied by a fraction, the numerator of which is the number of days in the Stub Period and the denominator of which is 30. The Issuers further agree, jointly and severally, to pay interest (calculated on the basis of a 360-day year of twelve 30- day months) payable on demand, on any overdue principal and, to the extent permitted by applicable law, on any overdue interest and other overdue amounts payable hereunder or under the Note Purchase Agreement from the date of non-payment until the same shall be paid in full (as well as after as before judgment), at a rate per annum equal to 2% above the then applicable interest rate. Payments of the principal amount hereof, interest thereon and all other amounts, payable hereunder or under the Note Purchase Agreement shall be made in Dollars in immediately available funds, at the place and in the manner specified in the Note Purchase Agreement, without deduction, set-off or counterclaim, not later than 1:00 P.M. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                 This Note is one of the Senior Secured Increasing Rate Notes Due 1996, of the Issuers issued or to be issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of July 20, 1995 (the "Note Purchase Agreement"), entered into by the Issuers with Nomura Holding America Inc. (together with its successors and assigns, the "Purchaser") and First National Bank of Commerce, as agent for the Purchaser and its assignees, if any, (in such capacity, the "Agent"), and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein, to which Note Purchase Agreement reference is hereby made for a statement thereof. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Note Purchase Agreement.

                 The Notes are secured by, and are entitled equally and ratably to the benefits of the Security Documents, all in the manner and to the extent more fully provided therein.

                 The Notes are subject to certain mandatory and optional prepayments, in whole or in part, together with accrued interest to the prepayment date, prior to their expressed Maturity Dates, on the terms and conditions and in the amounts set forth in the Note Purchase Agreement.

                 Upon the occurrence of any one or more of the Events of Default specified in the Note Purchase Agreement, all amounts then remaining unpaid on this Note may be declared to be or may automatically become immediately due and payable as provided in the Note Purchase Agreement.

                 This Note is a Note in registered form, registered on the books of each Issuer and is transferable only by surrender thereof, duly endorsed, at the principal executive office of either Issuer accompanied (if required by the Issuers) by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, prepayment charge, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                 Each Issuer, for itself and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity and notice of protest.

                 THE ISSUERS CONSENT AND AGREE TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN THE HOLDER OF THIS NOTE, ON THE ONE HAND, AND THE ISSUERS, ON THE OTHER HAND, OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS NOTE OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE.

                 THE ISSUERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY HAND DELIVERY TO THE ISSUERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION
14.5 OF THE NOTE PURCHASE AGREEMENT. IN ADDITION, THE HOLDER OF THIS NOTE AGREES TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE ISSUERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 14.5 OF THE NOTE PURCHASE AGREEMENT. THE ISSUERS HEREBY CONSENT TO SERVICE OF PROCESS AS AFORESAID.

                 NOTHING IN THIS NOTE SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS NOTE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE HOLDER OF THIS NOTE TO BRING ANY ACTION OR PROCEEDING AGAINST THE ISSUERS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

                 THE ISSUERS AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE, EACH WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE ISSUERS AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE, AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                                        LOUISIANA RIVERBOAT GAMING
                                        PARTNERSHIP

                                        By:
                                           ----------------------------
                                           Its:


                                        ST. CHARLES GAMING COMPANY, INC.

                                        By:
                                           ----------------------------
                                           Its:

                                    SCHEDULE
                          TO NOTE DATED JULY 27, 1995
                   OF LOUISIANA RIVERBOAT GAMING PARTNERSHIP
                      AND ST. CHARLES GAMING COMPANY, INC.
                         TO NOMURA HOLDING AMERICA INC.


            Amount            Amount of                Unpaid             Notation
Date        of Loan        Principal Paid         Principal Balance       Made By
----        -------        --------------         -----------------       -------
